Exhibit 99.1

Investor Contact:	Media Contact:
Andy Milevoj	press@1800flowers.com
investors@1800flowers.com

1-800-FLOWERS.COM, Inc. Reports Fiscal 2027 First Quarter Results

Reports Revenue of $171.4 million, a Net Loss from Continuing Operations of $50.6 million, and an Adjusted EBITDA1 Loss from Continuing Operations of $31.9 million

Updates Fiscal 2027 Outlook to Reflect the Impact of the Previously Announced Sale of PersonalizationMall.com and Things Remembered

Jericho, NY, November 5, 2026 – 1-800-FLOWERS.COM, Inc. (NASDAQ: FLWS), a leading gifting company focused on inspiring customers to give more, connect more, and build more meaningful relationships, today reported results for its Fiscal 2027 first quarter ended September 27, 2026.

“We entered fiscal 2027 with a clear priority on strengthening our primary websites, 1-800-Flowers.com and Harry & David, which represent the greatest opportunity to improve our overall performance,” said Adolfo Villagomez, Chief Executive Officer. “During the fiscal first quarter, we began to see signs of progress across our primary websites, with improving net order demand trends and a moderation in the pace of year-over-year declines. While we are still in the early stages of our transformation, these developments are encouraging and suggest that our initiatives are beginning to take hold.”

“We are also making progress in simplifying our business and strengthening our financial position,” said James Langrock, Chief Financial Officer. “Following our announcement last quarter that we were evaluating capital-raising options, we completed the sale of PersonalizationMall.com and Things Remembered during the fiscal second quarter and entered into an agreement to sell our Jacksonville, FL facility. These actions reflect our continued focus on optimizing our capital structure, reducing debt and providing capital to invest in initiatives that improve performance. Additionally, we updated our segment reporting structure to better reflect how we now operate and manage the business, while providing investors with greater visibility into our performance.”

Beginning with the first quarter of fiscal 2027, the Company has revised its reportable segment structure to better reflect how the business is organized, managed and evaluated today. Under the new structure, the Company will report results across E-Commerce, Wholesale and Other, and BloomNet, replacing its previous Consumer Floral & Gifts, Gourmet Foods & Gift Baskets and BloomNet segments.

The E-Commerce segment includes sales made directly to customers through the Company's owned websites, third-party marketplaces, and its business-to-business (B2B) operations. The Wholesale and

Other segment primarily includes sales of products to retailers and other distribution partners. The BloomNet segment primarily includes sales of products and services to florists in its member network.

This change reflects the evolution of the Company's operating model over the past year, including a greater focus on managing the business across channels and functions rather than primarily by individual brands and product categories. The new structure is intended to provide greater alignment between the Company's financial reporting and how management evaluates performance, allocates resources and identifies opportunities for profitable growth.

Additionally, beginning this quarter, the Company will provide a breakdown of net order demand trends between its primary websites, which include 1-800-Flowers.com and Harry & David, and the Company's other websites. These trends reflect orders placed directly through the Company's owned websites and mobile apps by both individual and business customers. Orders placed through third-party marketplaces or through the Company's B2B sales representatives are excluded. This additional disclosure is intended to provide investors with greater visibility into the performance of the Company's primary websites and the progress of its initiatives to strengthen these businesses.

Fiscal 2027 First Quarter Performance
•Total consolidated revenues decreased 11.1% to $171.4 million, compared with the prior year period. E-Commerce segment revenues declined 12.3% to $128.4 million, compared with the prior-year period, reflecting continued weakness across the Company's other websites and business-to-business (B2B) operations, partially offset by improving demand trends across its primary websites, where the Company has concentrated its resources and investments. Wholesale and Other segment revenues decreased 10.7% to $20.5 million, while BloomNet segment revenues decreased 3.6% to $22.3 million, both compared with the prior year period.

•Gross profit margin decreased 120 basis points to 34.1%, compared with 35.3% in the prior year period, reflecting lower sales volume, higher fuel surcharges, and promotional strategy testing, partially offset by savings from the Company's cost efficiency initiatives.

•Operating expenses decreased $10.3 million year-over-year to $105.0 million. Excluding non-recurring charges and the impact of the Company’s non-qualified deferred compensation plan in both periods, operating expenses decreased $10.6 million as compared with the prior year to $102.3 million, primarily due to lower marketing and labor costs.

•Net loss from continuing operations for the quarter was $(50.6) million, or $(0.79) per diluted share, as compared to a net loss from continuing operations of $(49.0) million, or $(0.77) per share, in the prior year period.

•Adjusted net loss1 from continuing operations was $(49.8) million, or $(0.78) per diluted share, compared with an Adjusted net loss1 from continuing operations of $(49.0) million, or $(0.77) per share, in the prior year period.

•Adjusted EBITDA1 loss from continuing operations for the quarter was $(31.9) million, compared with an Adjusted EBITDA1 loss from continuing operations of $(31.7) million in the prior year period.

(1)Refer to “Definitions of Non-GAAP Financial Measures” and the tables attached at the end of this press release for reconciliation of non-GAAP results to applicable GAAP results.

Jacksonville, FL Facility Sale

As part of its ongoing efforts to optimize its capital structure and enhance financial flexibility, the Company has entered into an agreement to sell its Jacksonville, FL facility for approximately $10 million, subject to due diligence and customary closing conditions. Proceeds from the transaction are expected to support debt reduction and strategic investments in the business.

Fiscal Year 2027 Outlook
Following the recently announced divestiture of PersonalizationMall.com and Things Remembered, the Company is updating its fiscal 2027 outlook to reflect the expected impact of the transaction.

The updated outlook reflects the expected impact of the divestiture, including the removal of the divested businesses from the Company's results following the closing of the transaction, as well as the planned reinvestment of a portion of the proceeds in revenue-generating initiatives across its primary websites.

For fiscal 2027, the Company now expects total revenues to decline between 2% to 5% and Adjusted EBITDA of approximately $10 million to $15 million.

Conference Call
The Company will conduct a conference call to discuss its financial results today, November 5, 2026, at 8:00 a.m. (ET). The conference call will be webcast from the Investors section of the Company’s website at www.1800flowersinc.com. A recording of the call will be posted on the Investors section of the Company’s website within two hours of the call’s completion.

Definitions of non-GAAP Financial Measures:
We sometimes use financial measures that are not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). These measures are considered non-GAAP financial measures under the rules of the U.S. Securities and Exchange Commission. Non-GAAP financial measures referred to in this document are either labeled as “non-GAAP,” “adjusted” or designated as such with a “1”. See below for definitions and the reasons why we use these non-GAAP financial measures. See the Selected Financial Information below for reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures. Reconciliations for forward-looking figures would require unreasonable efforts at this time because of the uncertainty and variability of the nature and amount of certain components of various necessary GAAP components, including, for example, those related to compensation, tax items, amortization or others that may arise during the year, and the Company’s management believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors. For the same reasons, the Company is unable to address the probable significance of the unavailable information. The lack of such reconciling information should be considered when assessing the impact of such disclosures.

We define our non-GAAP financial measures as follows:

EBITDA and Adjusted EBITDA: We define EBITDA as net income (loss) from continuing operations before interest, taxes, depreciation, and amortization. Adjusted EBITDA is defined as EBITDA adjusted for the impact of stock-based compensation, Non-Qualified Deferred Compensation Plan (“NQDC”) investment appreciation/depreciation, and for certain items affecting period-to-period comparability. See Selected Financial Information for details on how EBITDA and Adjusted EBITDA were calculated for each period presented. The Company presents EBITDA and Adjusted EBITDA because it considers such information meaningful supplemental measures of its performance and believes such information is frequently used by the investment community in the evaluation of similarly situated companies. The Company uses EBITDA and Adjusted EBITDA as factors to determine the total amount of incentive compensation available to be awarded to executive officers and other employees. The Company's credit agreement uses EBITDA and Adjusted EBITDA-related items to determine its interest rate and to measure compliance with certain covenants. EBITDA and Adjusted EBITDA are also used by the Company to evaluate and price potential acquisition candidates. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of the limitations are: (a) EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, the Company's working capital needs; (b) EBITDA and Adjusted EBITDA do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts; and (c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and EBITDA does not reflect any cash requirements for such capital expenditures. EBITDA and Adjusted EBITDA should only be used on a supplemental basis combined with GAAP results when evaluating the Company's performance.

Adjusted Net Income (Loss) and Adjusted or Comparable Net Income (Loss) Per Common Share: We define Adjusted Net Income (Loss) and Adjusted or Comparable Net Income (Loss) Per Common Share as Net Income (Loss) from continuing operations and Net Income (Loss) Per Common Share from continuing operations adjusted for certain items affecting period-to-period comparability. See Selected Financial Information below for details on how Adjusted Net Income (Loss) Per Common Share and Adjusted or Comparable Net Income (Loss) Per Common Share were calculated for each period presented. We believe that Adjusted Net Income (Loss) and Adjusted or Comparable Net Income (Loss) Per Common Share are meaningful measures because they increase the comparability of period-to-period results. Since these are not measures of performance calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, GAAP Net Income (Loss) and Net Income (Loss) Per Common Share, as indicators of operating performance and they may not be comparable to similarly titled measures employed by other companies.

Free Cash Flow: We define Free Cash Flow as net cash provided by (used in) operating activities from continuing operations less capital expenditures. The Company considers Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of fixed assets, which can then be used to, among other things, invest in the Company’s business, make strategic acquisitions, strengthen the balance sheet, and repurchase stock or retire debt. Free Cash Flow is a liquidity measure that is frequently used by the investment community in the evaluation of similarly situated companies. Since Free Cash Flow is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. A limitation of the utility of Free Cash Flow as a measure of financial performance is that it does not represent the total increase or decrease in the Company's cash balance for the period.

Segment Profitability Measure:
Segment Contribution Margin: We define Segment Contribution Margin as segment revenues less cost of sales, credit card fees, and direct advertising costs directly attributable to the respective segments. Segment Contribution Margin is the measure of segment profit or loss regularly reviewed by the Company's Chief Operating Decision Maker to evaluate segment performance and allocate resources and is reported in accordance with ASC 280, Segment Reporting. The Company believes Segment Contribution Margin provides useful information to investors in evaluating the performance of its reportable segments. Segment Contribution Margin excludes certain expenses that are managed centrally and are not allocated to the Company's reportable segments. Accordingly, Segment Contribution Margin should be considered in conjunction with the Company's consolidated results reported in accordance with GAAP.

Key Operating Metrics:
The Company uses certain operating metrics to evaluate its business performance and assess underlying trends. These metrics are supplemental to the Company's financial results reported in accordance with GAAP.

Net Order Demand: We define Net Order Demand as the value of customer orders placed through the Company's owned websites and apps by both individual and business customers during the period, regardless of when the related orders are fulfilled and revenue is recognized. It excludes third-party marketplace orders and B2B orders placed through our sales representatives. The Company’s primary websites include 1-800-Flowers.com and Harry & David, while the Company’s other websites include the remaining websites in the Company’s portfolio. The Company considers Net Order Demand to be an operating metric that provides useful information to management and investors in evaluating underlying customer demand, business performance and trends in customer purchasing activity. Net Order Demand differs from Net Sales reported in accordance with GAAP, primarily due to differences in the timing of order placement, fulfillment and revenue recognition. Accordingly, Net Order Demand should not be considered in isolation or as a substitute for the Company's reported Net Sales.

About 1-800-FLOWERS.COM, Inc.
1-800-FLOWERS.COM, Inc. (NASDAQ: FLWS) is a leading gifting company focused on inspiring customers to give more, connect more, and build more meaningful relationships.  The Company offers a broad selection of flowers, gifts, and gourmet foods to help customers celebrate life's special moments.

The Company's family of brands is led by 1-800-Flowers.com® and Harry & David®, and includes other well-recognized gifting brands such as Cheryl's Cookies®, Shari's Berries®, and Moose Munch®. Through its e-commerce platform and Celebrations Passport® loyalty program, the Company strives to make gifting easier and more convenient for customers. The Company also operates BloomNet®, a provider of products and services to the floral industry, as well as wholesale businesses Napco℠ and DesignPac®.

For more information, visit 1800flowersinc.com.

FLWS-COMP
FLWS-FN

Special Note Regarding Forward Looking Statements:
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s current expectations or forecasts concerning future events; they do not relate strictly to historical or current facts. Such statements can generally be identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “foresee,” “forecast,” “likely,” “should,” “will,” “target,” or similar words or phrases. These forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, but not limited to, statements relating to future actions; the Company’s ability to leverage its operating platform and reduce its operating expense ratio; its ability to successfully integrate acquired businesses and assets; its ability to successfully execute its strategic priorities; its ability to cost effectively acquire and retain customers and drive purchase frequency; the outcome of contingencies, including legal proceedings in the normal course of business; its ability to compete against existing and new competitors; its ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; its ability to reduce promotional activities and achieve more efficient marketing programs; and general consumer sentiment and industry and economic conditions that may affect levels of discretionary customer purchases of the Company’s products. The Company cannot guarantee that any forward-looking statement will be realized. Achievement of future results is subject to risk, uncertainties and potentially inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements. The Company undertakes no obligation to publicly update any of the forward-looking statements, whether because of new information, future events or otherwise, made in this release or in any of its SEC filings. Consequently, you should not consider any such list to be a complete set of all potential risks and uncertainties. For a more detailed description of these and other risk factors, refer to the Company’s SEC filings, including the Company’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.

1-800-FLOWERS.COM, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)

	September 27, 2026	June 28, 2026
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$9,402	$11,366
Trade receivables, net	35,097	20,261
Inventories	210,173	134,989
Prepaid and other	36,715	25,306
Assets of discontinued operations held for sale	60,478	19,518
Total current assets	351,865	211,440

Property, plant and equipment, net	171,105	177,860
Operating lease right-of-use assets	88,412	90,619
Goodwill	3,071	3,071
Trademarks with indefinite lives	65,473	65,473
Other intangibles, net	1,019	1,304
Other assets	50,191	47,775
Assets of discontinued operations held for sale	—	39,450
Total assets	$731,136	$636,992

Liabilities and Stockholder’s Equity
Current liabilities:
Accounts payable	$75,088	$67,720
Accrued expenses	121,369	116,538
Current maturities of long-term debt	185,650	24,000
Current portion of long-term operating lease liabilities	15,184	15,087
Liabilities of discontinued operations held for sale	18,261	5,870
Total current liabilities	415,552	229,215

Long-term debt, net	81,614	112,176
Long-term operating lease liabilities	82,048	84,428
Deferred tax liabilities, net	5,999	5,986
Other liabilities	53,026	50,496
Liabilities of discontinued operations held for sale	—	11,040
Total liabilities	638,239	493,341
Total stockholders’ equity	92,897	143,651
Total liabilities and stockholders’ equity	$731,136	$636,992

1-800-FLOWERS.COM, Inc. and Subsidiaries
Selected Financial Information
Consolidated Statements of Operations
(in thousands, except for per share data)
(unaudited)

	Three Months Ended
	September 27, 2026	September 28, 2025

Net revenues	$171,351	$192,724
Cost of revenues	112,851	124,620
Gross profit	58,500	68,104
Operating expenses:
Marketing and sales	50,889	61,294
Technology and development	15,151	13,797
General and administrative	28,477	29,327
Depreciation and amortization	10,482	10,841
Total operating expenses	104,999	115,259
Operating loss	(46,499)	(47,155)
Interest income	(130)	(311)
Interest expense	5,442	4,192
Other income, net	(1,855)	(2,338)
Loss before income taxes	(49,956)	(48,698)
Income tax expense	658	291
Net loss from continuing operations	$(50,614)	$(48,989)
Net loss from discontinued operations, net of tax	(3,721)	(3,968)
Net loss	$(54,335)	$(52,957)

Basic and diluted net loss per common share from continuing operations	$(0.79)	$(0.77)
Basic and diluted net loss per common share from discontinued operations	(0.06)	(0.06)
Basic and diluted net loss per common share	$(0.85)	$(0.83)

Basic and diluted weighted average shares used in the calculation of net loss per common share	64,187	63,630

1-800-FLOWERS.COM, Inc. and Subsidiaries
Selected Financial Information
Consolidated Statement of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended
	September 27, 2026	September 28, 2025
Operating Activities:
Net loss	$(54,335)	$(52,957)
Net loss from discontinued operations	(3,721)	(3,968)
Net loss from continuing operations	$(50,614)	$(48,989)
Adjustments to reconcile net loss to net cash used in operating activities, net of acquisitions:
Depreciation and amortization	10,482	10,841
Amortization of deferred financing costs	508	177
Deferred income taxes	13	(232)
Bad debt expense	78	4
Stock-based compensation	1,449	2,312
Other non-cash items	274	232
Changes in operating items, net of acquisitions:
Trade receivables	(14,914)	(14,944)
Inventories	(75,184)	(82,481)
Prepaid and other	(11,409)	(3,116)
Accounts payable and accrued expenses	13,194	5,144
Other assets and liabilities	39	113
Net cash used in operating activities from continued operations	(126,084)	(130,939)

Investing activities:
Capital expenditures	(3,716)	(5,596)
Net cash used in investing activities from continued operations	(3,716)	(5,596)

Financing activities:
Acquisition of treasury stock	(94)	(129)
Proceeds from bank borrowings	140,000	110,000
Repayment of bank borrowings	(6,000)	(3,000)
Debt issuance cost	(2,190)	—
Net cash provided by financing activities from continued operations	131,716	106,871

Cash flows from discontinued operations:
Cash used in operating activities	(3,313)	(8,035)
Cash used in investing activities	(567)	(1,056)
Net cash flows used in discontinued operations	(3,880)	(9,091)

Net change in cash and cash equivalents	(1,964)	(38,755)
Cash and cash equivalents:
Beginning of period	11,366	46,502
End of period	$9,402	$7,747

1-800-FLOWERS.COM, Inc. and Subsidiaries
Selected Financial Information - Net Order Demand
(in thousands)
(unaudited)

Net Order Demand (1)
	FY 2027	FY 2026	% Change	FY 2026	FY 2025	% Change
Primary Brands:
July	$28,593	$31,552	(9.4)%	$31,552	$35,246	(10.5)%
August	32,033	35,576	(10.0)%	35,576	41,920	(15.1)%
September	44,527	47,160	(5.6)%	47,160	53,641	(12.1)%
Primary Brands - Q1	$105,153	$114,288	(8.0)%	$114,288	$130,807	(12.6)%

Other Websites:
July	$4,727	$6,688	(29.3)%	$6,688	$6,870	(2.6)%
August	4,350	7,493	(41.9)%	7,493	8,461	(11.4)%
September	6,427	10,029	(35.9)%	10,029	11,609	(13.6)%
Other Websites - Q1	$15,504	$24,210	(36.0)%	$24,210	$26,940	(10.1)%

Total Net Order Demand - Q1	$120,657	$138,498	(12.9)%	$138,498	$157,747	(12.2)%

October:
Primary Brands	$40,803	$42,233	(3.4)%	$42,233	$48,583	(13.1)%
Other Websites	8,149	11,178	(27.1)%	11,178	13,474	(17.0)%
Total Net Order Demand - October	$48,952	$53,411	(8.3)%	$53,411	$62,057	(13.9)%
(1) Net Order Demand represents the value of customer orders placed through the Company's websites during the period, regardless of when the related orders are fulfilled and revenue is recognized. Net Order Demand for primary brands includes the Company’s 1-800-Flowers.com and Harry & David websites and apps.

1-800-FLOWERS.COM, Inc. and Subsidiaries
Selected Financial Information - Segment Information
(dollars in thousands)
(unaudited)

	E-Commerce	Wholesale and Other	BloomNet
Net Revenues
Net Revenues - Q1 2027	$128,449	$20,542	$22,302
Net Revenues - Q1 2026	$146,538	$22,993	$23,125
% change - FY27 net revenues vs. FY26 net revenues	(12.3)%	(10.7)%	(3.6)%

Gross Profit
Gross profit - Q1 2027	$40,992	$6,569	$11,015
Gross profit - Q1 2026	$51,269	$5,776	$11,030
Gross profit % - Q1 2027	31.9%	32.0%	49.4%
Gross profit % - Q1 2026	35.0%	25.1%	47.7%
% change - FY27 gross profit vs. FY26 gross profit	(20.0)%	13.7%	(0.1)%

Segment Contribution Margin (1)
Contribution Margin - Q1 2027	$16,180	$6,155	$10,630
Contribution Margin - Q1 2026	$23,728	$5,288	$10,661
Contribution Margin % - Q1 2027	12.6%	30.0%	47.7%
Contribution Margin % - Q1 2026	16.2%	23.0%	46.1%
% change - FY27 segment contribution margin vs. FY26 segment contribution margin	(31.8)%	16.4%	(0.3)%

(1) See reconciliation of Segment Contribution Margin to Operating loss from continuing operations in the Segment Reconciliation tables below.

1-800-FLOWERS.COM, Inc. and Subsidiaries
Selected Financial Information - Segment Reconciliation
(dollars in thousands)
(unaudited)
	Three Months Ended September 27, 2026
	E-Commerce	Wholesale and Other	BloomNet	Total
Net revenues	$128,449	$20,542	$22,302	$171,293
Corporate				58
Net revenues				171,351

Cost of revenues (excluding depreciation and amortization)	87,457	13,973	11,287

Advertising expenses	21,684	365	286

Other segment items (a)	3,128	49	99

Segment contribution margin	16,180	6,155	10,630	32,965

Corporate and unallocated expenses (b)				68,982
Depreciation and amortization				10,482
Operating loss from continuing operations				(46,499)

Interest income				(130)
Interest expense				5,442
Other income, net				(1,855)
Loss before taxes from continuing operations				$(49,956)

1-800-FLOWERS.COM, Inc. and Subsidiaries
Selected Financial Information - Segment Reconciliation
(dollars in thousands)
(unaudited)
	Three Months Ended September 28, 2025
	E-Commerce	Wholesale and Other	BloomNet	Total
Net revenues	$146,538	$22,993	$23,125	$192,656
Corporate				68
Net revenues				192,724

Cost of revenues (excluding depreciation and amortization)	95,269	17,217	12,095

Advertising expenses	24,012	414	281

Other segment items (a)	3,529	74	88

Segment contribution margin	23,728	5,288	10,661	39,677

Corporate and unallocated expenses (b)				75,991
Depreciation and amortization				10,841
Operating loss from continuing operations				(47,155)

Interest income				(311)
Interest expense				4,192
Other income, net				(2,338)
Loss before taxes from continuing operations				$(48,698)

(a) Other segment items include credit card fees.

(b) Corporate and unallocated expenses consist primarily of costs associated with the Company’s enterprise shared-service and centralized functions, including, among other items, Information Technology, Human Resources, Accounting and Finance, Legal, Executive, and central marketing and merchandising costs, as well as stock-based compensation and changes in the fair value of the Company's NQDC Plan. To leverage the Company’s infrastructure and capabilities across the organization, these centralized functions are centrally managed and provide services and support across the Company’s operating segments. Accordingly, costs associated with these centralized functions are managed on an enterprise-wide basis and are not allocated to the company operating segments in the measure of segment contribution margin.

1-800-FLOWERS.COM, Inc. and Subsidiaries
Selected Financial Information
(in thousands, except for per share data)
(unaudited)

Reconciliation of net loss to adjusted net loss (non-GAAP):

	Three Months Ended
	September 27, 2026	September 28, 2025

Net loss	$(54,335)	$(52,957)
Net loss from discontinued operations	(3,721)	(3,968)
Net loss from continuing operations	$(50,614)	$(48,989)
Adjustments to reconcile net loss to adjusted net loss (non-GAAP):
Add: Transaction costs	54	—
Add: Net loss from fire	750	—
Deduct: Income tax effect on adjustments	9	—
Adjusted net loss (non-GAAP)	$(49,819)	$(48,989)

Basic and diluted net loss per common share	$(0.85)	$(0.83)
Basic and diluted net loss per common share from discontinued operations	(0.06)	(0.06)
Basic and diluted net loss per common share from continuing operations	$(0.79)	$(0.77)

Basic and diluted adjusted net loss per common share from continuing operations (non-GAAP)	$(0.78)	$(0.77)

Weighted average shares used in the calculation of basic and diluted net loss and adjusted net loss per common share	64,187	63,630

1-800-FLOWERS.COM, Inc. and Subsidiaries
Selected Financial Information
(in thousands)
(unaudited)

Reconciliation of net loss to adjusted EBITDA (non-GAAP):

	Three Months Ended
	September 27, 2026	September 28, 2025

Net loss	$(54,335)	$(52,957)
Net loss from discontinued operations	(3,721)	(3,968)
Net loss from continuing operations	$(50,614)	$(48,989)
Add: Interest expense and other, net	3,457	1,543
Add: Depreciation and amortization	10,482	10,841
Add: Income tax expense	658	291
EBITDA	(36,017)	(36,314)
Add: Stock-based compensation	1,449	2,312
Add: Compensation charge related to NQDC Plan investment appreciation	1,855	2,352
Add: Transaction costs	54	—
Add: Net loss from fire	750	—
Adjusted EBITDA	$(31,909)	$(31,650)

1-800-FLOWERS.COM, Inc. and Subsidiaries
Selected Financial Information
(in thousands)
(unaudited)

Reconciliation of net cash used in operating activities from continuing operations to free cash flow (non-GAAP):	Three Months Ended
	September 27, 2026	September 28, 2025

Net cash used in operating activities from continuing operations	$(126,084)	$(130,939)
Capital expenditures	(3,716)	(5,596)
Free cash flow	$(129,800)	$(136,535)

1-800-FLOWERS.COM, Inc. and Subsidiaries
Selected Financial Information
(in thousands)
(unaudited)

	Fiscal 2026
	Q1	Q2	Q3	Q4	Full Year
Net Revenue - Previously Reported	$215,200	$702,179	$293,014	$293,118	$1,503,511
Less: PersonalizationMall.com and Things Remembered	22,476	70,868	24,554	27,923	145,821
Net Revenue from Continuing Operations	$192,724	$631,311	$268,460	$265,195	$1,357,690

Segment Detail:
E-Commerce	$146,538	$524,842	$225,242	$230,733	$1,127,355
Wholesale and Other	22,993	84,256	16,293	9,712	133,254
BloomNet	23,125	22,124	26,875	24,708	96,832
Corporate	68	89	50	42	249
Net Revenue from Continuing Operations	$192,724	$631,311	$268,460	$265,195	$1,357,690

1-800-FLOWERS.COM, Inc. and Subsidiaries
Selected Financial Information
(in thousands)
(unaudited)

	Fiscal 2026
	Q1	Q2	Q3	Q4	Full Year
Reconciliation of net (loss) income to adjusted EBITDA from continuing operations (non-GAAP):

Net (loss) income:	$(52,957)	$70,553	$(100,064)	$(52,297)	$(134,765)
Add: Interest expense and other, net	1,963	4,215	5,301	(3,827)	7,652
Add: Depreciation and amortization	12,902	13,569	12,907	14,239	53,617
Add Income tax expense (benefit)	481	(443)	206	(248)	(4)
EBITDA	(37,611)	87,894	(81,650)	(42,133)	(73,500)
Add: Stock based compensation	2,312	2,295	2,888	3,761	11,256
Add: Compensation charge related to NQDC plan investment appreciation (depreciation)	2,352	1,850	(3,126)	6,632	7,708
Add: Restructuring cost / Severance	—	6,079	5,510	723	12,312
Add: Goodwill and intangible impairment	—	—	45,154	—	45,154
Adjusted EBITDA	(32,947)	98,118	(31,224)	(31,017)	2,930
Less: PersonalizationMall.com and Things Remembered	(1,297)	6,812	(1,840)	2,752	6,427
Adjusted EBITDA from continuing operations	$(31,650)	$91,306	$(29,384)	$(33,769)	$(3,497)